UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2016, Recro Pharma, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). The following is a brief description of the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting.

(a) Proposal 1 — Election of Class II Directors. Each of Karen Flynn, Gerri Henwood and Abraham Ludomirski, M.D. were elected to the Board of Directors to serve as Class II directors until the 2019 Annual Meeting of Shareholders, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Karen Flynn	4,855,457	54,158	1,187,903
Gerri Henwood	4,141,098	768,517	1,187,903
Abraham Ludomirski, M.D.	3,986,884	922,731	1,187,903

The term of office of each of Alfred Altomari, William L. Ashton, Michael Berelowitz, Winston J. Churchill and Wayne B. Weisman continued following the meeting.

(b) Proposal 2 — Ratification of Independent Registered Public Accountants. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,087,410	1,748	8,360	0

Item 8.01	Other Events.

On May 25, 2016, the Company updated information reflected in a slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the updated presentation in various meetings with investors from time to time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Investor presentation of Recro Pharma, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: May 25, 2016

EXHIBIT INDEX

Exhibit No.	Document

99.1	Investor presentation of Recro Pharma, Inc.